MDU RESOURCES GROUP, INC.


              Statement Pursuant to Section 906
              of the Sarbanes-Oxley Act of 2002


     Each of the undersigned, MARTIN A. WHITE, the Chairman of the Board, President and Chief Executive Officer, and WARREN L. ROBINSON, the Executive Vice President, Treasurer and Chief Financial Officer of MDU RESOURCES GROUP, INC. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 14th day of November, 2002.



                          /s/ Martin A. White
                          Martin A. White
                          Chairman of the Board, President
                            and Chief Executive Officer


                          /s/ Warren L. Robinson
                          Warren L. Robinson
                          Executive Vice President, Treasurer
                            and Chief Financial Officer